Exhibit 99.1

Westrock Coffee Company Reports Third Quarter 2025 Results

and Updates 2025 and 2026 Outlook

Announces Issuance of $30.0 million Convertible Senior Unsecured Notes due 2031

Announces Amendment to Existing Credit Agreement

Little Rock, Ark., November 6, 2025 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the third quarter ended September 30, 2025.

Third Quarter Highlights1

●	Consolidated Results
o	Net sales were $354.8 million, an increase of 60.7%
o	Gross profit was $41.4 million, an increase of 11.6% compared to the prior year period
o	Net loss was $19.1 million, compared to a net loss of $14.3 million in the prior year period
o	Consolidated Adjusted EBITDA[2] was $23.2 million and included $3.0 million of scale-up costs associated with our Conway Facility, compared to Consolidated Adjusted EBITDA of $10.3 million and $4.0 million of scale-up costs in the prior year period
●	Segment Results
o	Beverage Solutions
◾	Net sales were $263.0 million, an increase of 60.4%
◾	Segment Adjusted EBITDA[3] was $20.4 million, an increase of 73.8%
o	Sustainable Sourcing & Traceability (“SS&T”)
◾	Net sales were $91.8 million, an increase of 61.5%
◾	Segment Adjusted EBITDA[3] was $5.8 million compared to $2.5 million for the prior year period

Commenting on our results, Scott T. Ford, CEO and Co-founder stated, "We are pleased to announce another quarter of record results, which reflect the strength of our customer-centered model and the benefits of the strategic investments that we have made over the past three years. We remain on track toward our goal of becoming the premiere integrated, strategic supplier to the pre-eminent global coffee, tea and energy beverage brands.”

Capital Markets Activity

On November 4, 2025, the Company sold and issued in a private placement $30.0 million in aggregate principal amount of 5.00% convertible senior notes due 2031 (the “Convertible Notes”). The Convertible Notes are senior unsecured obligations of the Company, and bear interest at a rate equal to 5.00% per year. The Convertible Notes are convertible

1 Unless otherwise indicated, all comparisons are to the prior year period.

2 Consolidated Adjusted EBITDA is a non-GAAP financial measure. The definition of Consolidated Adjusted EBITDA is included under the section titled “Non-GAAP Financial Measures” and a reconciliation of Consolidated Adjusted EBITDA to the most directly comparable GAAP measure is provided in the tables that accompany this release.

3 Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility.

into shares of the Company’s common stock in certain circumstances and during certain periods at a conversion price of $5.25 per share, subject to adjustment.

The Company also announced it has amended its existing credit agreement to increase the Company’s total net leverage financial covenant compliance levels and decrease its minimum interest coverage ratio compliance levels through the third quarter of 2026.

Wells Fargo Securities served as Capital Markets Advisor to Westrock Coffee. Wachtell, Lipton, Rosen & Katz served as legal counsel to Westrock Coffee.

Financial Outlook

The Company is updating its 2025 outlook to reflect the Company’s current expectations regarding its Consolidated Adjusted EBITDA, Segment Adjusted EBITDA and Beverage Solutions Credit Agreement secured net leverage ratio for the fiscal year.

Consolidated Guidance

	2025
(Millions)	Low	High
Consolidated Adjusted EBITDA	$60.0	$65.0

The Company is not readily able to provide a reconciliation of forecasted Consolidated Adjusted EBITDA to forecasted GAAP net income (loss) without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impact of non-cash gains or losses resulting from market-to-market adjustments, among others.

Segment Guidance

	2025
(Millions)	Low	High
Segment Adjusted EBITDA
Beverage Solutions	$63.0	$68.0
SS&T	14.0	16.0

Leverage Guidance

December 31,
2025
Beverage Solutions Credit Agreement secured net leverage ratio	4.50x

The Company is not readily able to provide a reconciliation of forecasted Beverage Solutions Credit Agreement Adjusted EBITDA to forecasted Beverage Solutions Adjusted EBITDA without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted.

Due to uncertainties regarding projected customer demand resulting from recently announced industry consolidation, and the continued elevation in coffee prices and tariffs, the Company is re-evaluating its 2026 outlook provided in its earnings release dated March 11, 2025. The Company will update its 2026 outlook when it reports its full year 2025 results.

Management will provide additional details regarding the 2025 and 2026 outlook on its earnings results call to be held today.

Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register HERE and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s

Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the Company sources coffee and tea from numerous countries of origin.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our financial outlook, our expectations regarding leverage ratios and compliance with the financial covenants in our credit agreement, expected volume growth in the Company’s core coffee business, our expectations regarding volume commitments from existing single serve customers and new single serve customer volumes, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market (including continued increases in the “C” market price of green coffee), financial, political (including effects of a continued government shutdown), and legal conditions; our inability to secure an adequate supply of key raw materials, including green coffee and tea, or disruption in our supply chain, including from tariffs or trade restrictions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition and industry consolidation on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; Westrock Coffee’s future level of indebtedness, which may reduce funds available for other business purposes and reduce the Company’s operational flexibility; the risk that Westrock Coffee fails to attract, motivate or retain qualified personnel; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas extract and ready-to-drink facility; Westrock Coffee’s inability to complete the installation and commercialization of its second RTD can line or RTD glass line as expected or the risk of incurring additional expenses in the process; the loss of significant customers or delays in bringing their products to market; litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation; the risk of incurring additional costs if Westrock Coffee no longer qualifies as an emerging growth company (as defined in the JOBS Act); and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 12, 2025, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

PR@westrockcoffee.com

Investor Contact:

IR@westrockcoffee.com

Westrock Coffee Company

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$33,971	$26,151
Restricted cash	14,413	9,413
Accounts receivable, net of allowance for credit losses of $1,274 and $3,995, respectively	97,660	99,566
Inventories	212,970	163,323
Derivative assets	14,006	19,746
Prepaid expenses and other current assets	20,626	15,444
Total current assets	393,646	333,643

Property, plant and equipment, net	485,111	467,011
Goodwill	116,111	116,111
Intangible assets, net	109,011	114,879
Operating lease right-of-use assets	60,945	63,380
Other long-term assets	13,188	6,756
Total Assets	$1,178,012	$1,101,780

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$17,875	$14,057
Short-term debt	84,120	54,659
Accounts payable	75,674	84,255
Supply chain finance program	98,707	78,838
Derivative liabilities	30,655	11,966
Accrued expenses and other current liabilities	77,477	34,095
Total current liabilities	384,508	277,870

Long-term debt, net	383,534	325,880
Convertible notes payable - related party, net	49,758	49,706
Deferred income taxes	15,397	14,954
Operating lease liabilities	58,742	60,692
Other long-term liabilities	1,041	1,346
Total liabilities	892,980	730,448

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,511 shares and 23,511 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively, $11.50 liquidation value	273,590	273,850

Shareholders' Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 96,825 shares and 94,221 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	968	942
Additional paid-in-capital	541,657	519,878
Accumulated deficit	(510,806)	(442,922)
Accumulated other comprehensive income (loss)	(20,377)	19,584
Total shareholders' equity	11,442	97,482

Total Liabilities, Convertible Preferred Shares and Shareholders' Equity	$1,178,012	$1,101,780

Westrock Coffee Company

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands, except per share data)	2025	2024	2025	2024
Net sales	$354,825	$220,860	$849,480	$621,749
Costs of sales	313,423	183,775	737,610	505,987
Gross profit	41,402	37,085	111,870	115,762

Selling, general and administrative expense	46,996	46,132	141,271	142,182
Transaction, restructuring and integration expense	3,029	2,538	7,297	9,901
Impairment charges	—	1,165	—	1,996
Loss (gain) on disposal of property, plant and equipment	8	(8)	15	965
Total operating expenses	50,033	49,827	148,583	155,044
Loss from operations	(8,631)	(12,742)	(36,713)	(39,282)

Other (income) expense
Interest expense	14,023	6,889	39,741	21,921
Change in fair value of warrant liabilities	—	(5,481)	—	(7,134)
Other, net	(992)	(10)	(3,962)	223
Loss before income taxes and equity in earnings from unconsolidated entities	(21,662)	(14,140)	(72,492)	(54,292)
Income tax expense (benefit)	(122)	84	1,336	1,254
Equity in (earnings) loss from unconsolidated entities	(2,437)	35	(5,944)	145
Net loss	$(19,103)	$(14,259)	$(67,884)	$(55,691)
Amortization of Series A Convertible Preferred Shares	88	88	260	262
Net loss attributable to common shareholders	$(19,015)	$(14,171)	$(67,624)	$(55,429)

Loss per common share:
Basic	$(0.20)	$(0.16)	$(0.71)	$(0.63)
Diluted	$(0.20)	$(0.16)	$(0.71)	$(0.63)

Weighted-average number of shares outstanding:
Basic	95,569	88,540	94,847	88,320
Diluted	95,569	88,540	94,847	88,320

Westrock Coffee Company

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(Thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(67,884)	$(55,691)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	40,669	23,196
Impairment charges	—	1,996
Equity-based compensation	11,709	8,508
Provision for credit losses	165	1,368
Amortization of deferred financing fees included in interest expense	2,744	2,432
Write-off of unamortized deferred financing fees	137	—
Loss on disposal of property, plant and equipment	15	965
Gain on de-consolidation of Rwanda Trading Company	(2,291)	—
Mark-to-market adjustments	(983)	(2,692)
Change in fair value of warrant liabilities	—	(7,134)
Foreign currency transactions	(141)	461
Deferred income tax expense (benefit)	1,336	1,133
Other	(4,784)	1,003
Change in operating assets and liabilities:
Accounts receivable	(3,932)	(4,930)
Inventories	(54,752)	(7,191)
Derivative assets and liabilities	(12,025)	12,685
Prepaid expense and other assets	(1,891)	1,447
Accounts payable	18,795	(2,650)
Accrued liabilities and other	17,410	9,071
Net cash used in operating activities	(55,703)	(16,023)
Cash flows from investing activities:
Additions to property, plant and equipment	(79,885)	(141,451)
Additions to intangible assets	(85)	(144)
Proceeds from sale of equity method investments and non-marketable securities	500	—
Acquisition of equity method investments and non-marketable securities, inclusive of cash contributed	(2,952)	—
Proceeds from sale of property, plant and equipment	329	1,225
Proceeds from deferred purchase price of sold trade receivables	3,924	—
Net cash used in investing activities	(78,169)	(140,370)
Cash flows from financing activities:
Payments on debt	(61,215)	(151,968)
Proceeds from debt	161,923	250,882
Payments on supply chain financing program	(131,068)	(121,203)
Proceeds from supply chain financing program	150,937	114,008
Proceeds from convertible notes payable	—	22,000
Proceeds from convertible notes payable - related party	—	50,000
Payment of debt issuance costs	(2,730)	(3,329)
Payment of convertible notes payable issuance costs	—	(511)
Net proceeds from (repayments of) repurchase agreements	11,161	(7,111)
Net change in unremitted cash collections from servicing factored receivables	7,896	—
Proceeds from exercise of stock options	—	12
Proceeds from issuance of common stock	12,097	635
Payment of equity issuance costs	(181)	(10)
Payment for taxes for net share settlement of equity awards	(2,079)	(2,041)
Net cash provided by financing activities	146,741	151,364
Effect of exchange rate changes on cash	(49)	(131)
Net increase (decrease) in cash and cash equivalents and restricted cash	12,820	(5,160)
Cash and cash equivalents and restricted cash at beginning of period	35,564	37,840
Cash and cash equivalents and restricted cash at end of period	$48,384	$32,680

The total cash and cash equivalents and restricted cash at June 30, 2025 and 2024 is as follows:

(Thousands)	September 30, 2025	September 30, 2024
Cash and cash equivalents	$33,971	$22,359
Restricted cash	14,413	10,321
Total	$48,384	$32,680

Westrock Coffee Company

Summary of Segment Results

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2025	2024	2025	2024
Beverage Solutions
Net sales	$263,029	$164,010	$635,922	$485,322
Segment Adjusted EBITDA[1]	20,422	11,752	49,675	35,797

Sustainable Sourcing & Traceability
Net sales[2]	$91,796	$56,850	$213,558	$136,427
Segment Adjusted EBITDA[1]	5,755	2,475	10,998	3,236

1 - Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility. Refer to the Notes to Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information regarding our segments and a reconciliation of Segment Adjusted EBITDA to loss before income taxes and equity in earnings from unconsolidated entities.

2 - Net of intersegment revenues.

Westrock Coffee Company

Calculation of Beverage Solutions Credit Agreement Secured Net Leverage Ratio

(Unaudited)

(Thousands, except leverage ratio)	Trailing Twelve-Months
Beverage Solutions Segment Adjusted EBITDA	$67,517
Permissible credit agreement adjustments[1]	8,612
Trailing Twelve-Months Credit Agreement Adjusted EBITDA	$76,129

End of period:
Term loan facility	$148,750
Delayed draw term loan facility	46,250
Revolving credit facility	182,500
Letters of credit outstanding	1,980
Secured debt	379,480
Beverage Solutions unrestricted cash and cash equivalents	(31,134)
Secured net debt	$348,346

Beverage Solutions Credit Agreement secured net leverage ratio	4.58x

1 – Primarily consists of $6.1 million of pro forma run-rate impact of cost savings initiatives, as permitted by the Credit Agreement.

The Company is required to maintain compliance with, among other things, a secured net leverage ratio under the terms of its credit agreement (the “Credit Agreement”) among the Company, Westrock Beverage Solutions, LLC, as the borrower, Wells Fargo Bank, N.A., as administrative agent, collateral agent, and swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The secured net leverage ratio is calculated as secured net debt divided by Adjusted EBITDA for the trailing twelve-month period, each as defined in the Credit Agreement, and is applicable only to our Beverage Solutions segment.

Management believes that our secured net leverage ratio provides useful information to investors and other users of our financial data regarding the Company’s compliance with its material financial covenants. Failure to comply with the covenants in the Credit Agreement or make payments when due could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations under the Credit Agreement and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. As of the date of this press release, the Company is in compliance with its financial covenants.

Westrock Coffee Company

Reconciliation of Net (Loss) Income to Non-GAAP Consolidated Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Thousands)	2025	2024	2025	2024
Net loss	$(19,103)	$(14,259)	$(67,884)	$(55,691)
Interest expense	14,023	6,889	39,741	21,921
Income tax expense (benefit)	(122)	84	1,336	1,254
Depreciation and amortization	13,898	7,680	40,669	23,196
EBITDA	8,696	394	13,862	(9,320)
Transaction, restructuring and integration expense	3,029	2,538	7,297	9,901
Change in fair value of warrant liabilities	—	(5,481)	—	(7,134)
Equity-based compensation	3,629	3,028	11,709	8,508
Impairment charges	—	1,165	—	1,996
Conway extract and ready-to-drink facility pre-production costs	5,246	7,937	18,766	30,115
Mark-to-market adjustments	2,531	470	(983)	(2,692)
Loss (gain) on disposal of property, plant and equipment	8	(8)	15	965
Other	20	226	(3,946)	1,506
Consolidated Adjusted EBITDA	$23,159	$10,269	$46,720	$33,845

Non-GAAP Financial Measures

We refer to EBITDA and Consolidated Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Consolidated Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Consolidated Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of transaction, restructuring and integration related costs, impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain non-capitalizable costs necessary to place the Conway extract and ready-to-drink facility into commercial production, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Consolidated Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis.

Since EBITDA and Consolidated Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net income (loss) determined in accordance with GAAP. Further, our computations of EBITDA and Consolidated Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Consolidated Adjusted EBITDA differently than we do.